UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2007

Scores Holding Company, Inc.
(Exact name of registrant as specified in its charter)

Utah	000-16665	87-0426358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Main Street, Suite 1000, White Plains, NY	10606
(Address of Principal Executive Offices)	(Zip Code)

(212) 868-4900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On August 24, 2004, Entertainment Management Services, Inc. (“EMS”), the exclusive licensee of our intellectual property, entered into a sublicense agreement with Lake Geneva Entertainment, Inc. (“LGE”) for the use of our intellectual property at its adult nightclub in Lake Geneva, Wisconsin. LGE terminated the agreement in accordance with its terms on May 30, 2007. During 2006, LGE paid EMS (which was then paid over to us) $9,000 in royalties and merchandise fees, representing less than 1% of our revenues.

Item 8.01	Other Events

On May 21, 2007, the nuisance abatement action brought by the City of New York, New York, against our affiliated nightclub on the westside of New York City was discontinued with prejudice without any concession on our part.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scores Holdings Company, Inc.

Dated: June 7, 2007	By: /s/ Curtis Smith
Name: Curtis Smith
Title: Chief Financial Officer